Exhibit 10.16

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of June 18th, 2021, by and among LegalZoom.com, Inc., a Delaware corporation (the “Company”), LucasZoom, LLC, a Delaware limited liability company (together with its affiliated investment entities, “Permira”), FPLZ I, L.P., a Delaware limited partnership (“FPLZ I”), and FPLZ II, L.P. (together with FPLZ I and their affiliated investment entities, “Francisco” and together with Permira, the “Lead Sponsors”). This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s initial public offering (the “IPO”) of shares of its common stock, par value $0.001 per share (the “Common Stock”); provided, however, that this Agreement shall expire and be of no further force or effect if the IPO does not occur on or prior to December 31, 2021.

WHEREAS, the Lead Sponsors and the Company are contemplating causing the Company to effect the IPO;

WHEREAS, the Lead Sponsors currently have the authority to appoint certain members of the board of directors of the Company;

WHEREAS, in consideration of the Lead Sponsors agreeing to undertake the IPO, the Company has agreed to permit the Lead Sponsors to designate persons for nomination for election to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1. Board Nomination Rights.

(a) From the Effective Date, (A) each Lead Sponsor shall have the right, but not the obligation, to nominate to the Board a number of designees equal to at least: (i) two (2) Directors (as defined below), so long as such Lead Sponsor continuously from the time of the IPO Beneficially Owns shares of Common Stock representing at least 50% of the shares of Common Stock owned by such Lead Sponsor immediately following the IPO, and (ii) one (1) Director, in the event that such continuously from the time of the IPO Lead Sponsor Beneficially Owns shares of Common Stock representing at least 25% but less than 50% of the shares of Common Stock owned by such Lead Sponsor immediately following the IPO.

(b) In the event that any Lead Sponsor has nominated less than the total number of designees that such Lead Sponsor shall be entitled to nominate pursuant to Section 1(a), such Lead Sponsor shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company shall take, and shall use commercially reasonable efforts to cause the Directors to take, all necessary corporate action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable such Lead Sponsor to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise, and (y) to designate such additional individuals nominated by such Lead Sponsor to fill such newly created vacancies or to fill any other existing vacancies.

(c) The Company shall pay all reasonable out-of-pocket expenses incurred by any person nominated by a Lead Director hereunder (a “Nominee”) in connection with the performance of his or her duties as a director and in connection with his or her attendance at any meeting of the Board.

(d) “Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company. “Affiliate” of any person shall mean any other person controlled by, controlling or under common control with such person; where “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

(e) “Director” means any member of the Board.

(f) In the event that any Nominee shall cease to serve for any reason, the Lead Sponsor that nominated such Nominee shall be entitled to designate such person’s successor in accordance with this Agreement (provided that at the time such Nominee ceases to serve, such Lead Sponsor’s Beneficial Ownership of Common Stock continues to enable the Lead Sponsor to designate such replacement Nominee) and the Company shall use commercially reasonable efforts to cause the Board to the fullest extent provided by applicable law (including the Directors’ fiduciary duties under Delaware law) to promptly fill the vacancy with such successor Nominee; it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces.

(g) If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, the applicable Lead Sponsor shall be entitled to designate promptly another nominee and the director position for which the original Nominee was nominated shall not be filled pending such designation (provided that at the time of death, disability, disqualification, withdrawal or occurrence of the other reason the Nominee is not appointed or elected, such lead Sponsor’s Beneficial Ownership of Common Stock continues to enable the Lead Sponsor to designate a replacement Nominee).

(h) So long as a Lead Sponsor has the right to nominate at least one Nominee under Section 1(a) or any such Nominee is serving on the Board, the Company shall maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Board, and the Company’s Amended and Restated Certificate of Incorporation and Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

(i) At any time that a Lead Sponsor shall have any nomination rights under Section 1, the Company shall not take any action, including making or recommending any amendment to Company’s Amended and Restated Certificate of Incorporation or Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) that could reasonably be expected to adversely affect a Lead Sponsor’s rights under this Agreement, in each case without the prior written consent of the adversely affected Lead Sponsor.

(j) Notwithstanding anything in this Agreement to the contrary, a Lead Sponsor may not nominate or designate any person unless he or she would qualify as “independent” under applicable stock exchange listing standards, unless otherwise approved by the Board.

2. Company Obligations. The Company agrees that prior to the date that each Lead Sponsor and its Affiliates cease to Beneficially Own shares of Common Stock that would allow them to nominate Directors under Section 1(a) hereof, it will use commercially reasonable efforts to cause the Board, to the fullest extent permitted by law (including the Directors’ fiduciary duties under Delaware law), to include (i) each Nominee in the Board’s slate of nominees to the stockholders (the “Board’s Slate”) for each election of directors; and (ii) each Nominee in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “Director Election Proxy Statement”), and at every adjournment or postponement thereof. Each Lead Sponsor will promptly report to the Company after such Lead Sponsor ceases to Beneficially Own shares of Common Stock that would allow such Lead Sponsor to nominate a director under Section 1(a) hereof, such that Company is informed of when this obligation terminates. The calculation of the number of Nominees that each Lead Sponsor is entitled to nominate to the Board’s Slate for any election of directors shall be based on the outstanding Common Stock then Beneficially Owned by each Lead Sponsor immediately prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless a Lead Sponsor notifies the Company otherwise prior to the mailing to stockholders of the Director Election Proxy Statement relating to an election of directors (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), the Nominees for such election shall be presumed to be the same Nominees currently serving on the Board, and no further action shall be required of any Lead Sponsor for the Board to include such Nominees on the Board’s Slate; provided, that, in the event a Lead Sponsor is no longer entitled to nominate the full number of Nominees then serving on the Board, such Lead Sponsor shall provide advance written notice to the Company of the currently serving Nominee(s) who shall be excluded from the Board Slate, and of any other changes to the list of Nominees. If a Lead Sponsor fails to provide such notice prior to the mailing to stockholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the independent directors then serving on the Board shall determine which of the Nominees of such Lead Sponsor then serving on the Board will be included in the Board’s Slate. The Company agrees to provide written notice of the preparation of a Director Election Proxy Statement to the Lead Sponsors at least 20 business days, but no more than 80 business days, prior to the earlier of the mailing and the filing date of any Director Election Proxy Statement.

3. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and each Lead Sponsor (for so long as such Lead Sponsor has the right to designate at least one Nominee hereunder), or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The Lead Sponsors shall not be obligated to nominate all (or any) of the Nominees it is entitled to nominate pursuant to this Agreement for any election of directors but the failure to do so shall not constitute a waiver of its rights hereunder with respect to future elections. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

4. Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of each Lead Sponsor. Except as otherwise expressly provided in Section 6, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

5. Assignment. A Lead Sponsor may not assign any of its rights hereunder.

6. Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

7. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

8. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 16, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

10. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

12. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

13. Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

14. Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

15. Notices. All notices, requests and other communications to any party or to the Company pursuant to this Agreement shall be in writing (including email or similar writing) and shall be given,

If to the Company:

Legalzoom.com, Inc.

101 North Brand Boulevard

11th Floor, Glendale, CA 91203

Attention: Chief Executive Officer.

With a copy to (which shall not constitute notice):

Cooley LLP

1333 2nd Street, Suite 400

Santa Monica, CA 90401

Attention: C. Thomas Hopkins

Email: thopkins@cooley.com

If to any member of Francisco or any of its Nominees:

Francisco Partners

One Letterman Drive

Building C—Suite 410

San Francisco, CA 94129

Attention: Christine Wang

Email: christine@franciscopartners.com

With a copy to (which shall not constitute notice):

Paul Hastings, LLP

101 California Street, 48th Floor

San Francisco, CA 94111

Attention: Michael J. Kennedy

Email: mikekennedy@paulhastings.com

If to Permira or any of its Nominees:

c/o Permira Advisers LLC

3000 Sand Hill Road, Building 1

Menlo Park, CA 94025

Attention: Legal Department

E-mail: Justin.Herridge@permira.com

With a copy to (which shall not constitute notice):

Fried, Frank, Harris, Shriver & Jacobson LLP

801 17th Street, NW

Washington, DC 20015

Attention: Brian Mangino

Email: Brian.Mangino@friedfrank.com

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 16 during regular business hours.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

LEGALZOOM.COM, INC.

By:	/s/ Dan Wernikoff
Name:	Dan Wernikoff
Title:	Chief Executive Officer

FPLZ I, L.P.

By:	Francisco Partners GP V, L.P., its General Partner

By:	Francisco Partners GP V Management, LLC, its General Partner

By:	/s/ Tom Ludwig
Name:	Tom Ludwig
Title:	Director

FPLZ II, L.P.

By:	Francisco Partners GP V, L.P., its General Partner

By:	Francisco Partners GP V Management, LLC, its General Partner

By:	/s/ Tom Ludwig
Name:	Tom Ludwig
Title:	Director

LUCASZOOM, LLC

By:	/s/ Dipan Patel
Name:	Dipan Patel
Title:	VP and Treasurer